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Exhibit 10.3

Non-Disclosure Agreement between
NPS Ltd. and Accu-Tech Systems,
Dated November 16, 1999

NON-DISCLOSURE AGREEMENT

        ACCU-TECH SYSTEMS, Orion Suite, Enterprise Way, Newport, UK (hereinafter referred to as ATS) and NETWORK PRINTING SOLUTIONS (hereinafter referred to as NPS) located at Ibex House, 162-164 Arthur Road, Wimbledon Park, London are desirous of exchanging during the period 1st November, 1999 through 31st October, 1999 certain information which relates to intellectual property owned by ATS in respect of their range of products.

        1.0  The parties wish to exchange the information for the purpose of the development of applications using ATS products. In the course of such exchange, either party hereto or both may disclose to the other certain information pursuant to this Agreement that the disclosing party considers PROPRIETARY. For each such disclosure, the disclosing party will hereinafter be termed "OWNER" and the party to whom the information is being transmitted will hereinafter be termed "RECIPIENT" each with respect to a given disclosure.

        2.0  RECIPIENT agrees that for a period of two years from the date of receipt of the information, it shall not disclose or duplicate any information it receives from OWNER that is marked or designated as CONFIDENTIAL, PROPRIETARY or STRICTLY PRIVATE (hereinafter collectively referred to as "PROPRIETARY") to any other person (including RECIPIENT'S employees in any other Group or entity), firm, or company, or use it for its own benefit, except as provided herein.

        3.0  RECIPIENT agrees to require obligations of confidentiality with respect to all disclosures of such PROPRIETARY information.

        4.0  RECIPIENT agrees that it will not advise others that, the subject matter of this disclosure is known to OWNER or to others associated with OWNER. RECIPIENT furthermore agrees to exercise prudence in order to avoid the unauthorized disclosure or use, of such information, taking steps which include, but are not limited to, those delineated above.

        5.0  The parties hereto agree that information shall not be deemed PROPRIETARY and RECIPIENT shall have no obligation with respect to, any such information which;

              i  is already known to RECIPIENT;

              ii  is or becomes publicly known through no wrongful act of RECIPIENT or any employee or RECIPIENT;

          (iii  is rightfully received from a third party without restriction and without breach of this Agreement;

            iv  is independently developed by RECIPIENT without breach of this Agreement;

              v  is furnished to a third party by OWNER without a similar restriction on third party's rights;

            vi  is approved for release by written authorisation of OWNER;

          viii.  is disclosed pursuant to the requirement or request of a Governmental agency or where disclosure is required by operation of law.

        6.0  The parties hereto further agree that RECIPIENT shall not be liable for:

              i.  inadvertent disclosure or use of PROPRIETARY information provided that

            a.    it uses the same prudence as set forth above, in safeguarding such PROPRIETARY information, and

            b.    upon discovery of such inadvertent disclosure or use of such PROPRIETARY information, it endeavours to prevent any further inadvertent disclosure or use,

            ii.  unauthorised disclosure or use of PROPRIETARY information by persons who are or have been in its employ, unless it fails to prudently safeguard such PROPREETARY information.

        7.0  In the event that PROPRIETARY information is wrongfully used or disclosed by an employee of RECIPIENT, RECIPIENT agrees to co-operate with OWNER fully with respect to any legal action taken by OWNER with respect to such employee.

        8.0  The parties hereto understand that each may currently or in the future be developing PROPRIETARY information internally, or receiving PROPRIETARY information from third parties which may be similar to disclosing party's information. Accordingly, nothing in this Agreement shall be construed as a representation or inference that each party hereto will not develop products, for itself or for others, that compete with the products, systems or methods contemplated by disclosing party's information.

        9.0  Each party hereto respectively appoints the below identified person as its Data Control Coordinator for the receipt and dispatch, on its behalf, of all PROPRIETARY information it discloses to the other party hereto pursuant to this Agreement. Each party reserves the right to change its Data Control Co-ordinator by giving the other party written notice thereof.

        10.  In the event one party hereto orally discloses its PROPRIETARY information to the other party hereto, disclosing party agrees to promptly notify the Data Control Co-ordinator of the RECIPIENT of such oral disclosure, and reduce to writing each information within thirty (30) days of such oral disclosure and the names of the employees of RECIPIENT to whom such oral disclosure was made, including therein a brief description of the information disclosed.

      11.0  All written PROPRIETARY information delivered by OWNER to RECIPIENT pursuant to this Agreement and any authorised copies thereof shall remain the property of OWNER, and shall be promptly returned to OWNER upon written request.

      12.0  Neither party has an obligation under or in consequence of this Agreement to purchase or sell any service or item from or to the other party.

      13.0  All disputes which cannot be resolved between the parties are to be decided exclusively by the Arbitration Court of the International Chamber of Commerce in London under the arbitration rules of this Chamber.

      14.0  Competency of court is United Kingdom.

On behalf of:		On behalf of
Network Printing Solutions		Accu-Tech Systems
Signed:	/s/	Signed:
Position:	Director	Position:
Date:	16-11-99	Date:

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Exhibit 10.3 Non-Disclosure Agreement between NPS Ltd. and Accu-Tech Systems, Dated November 16, 1999